Exhibit 10.1

SUMMARY SHEET FOR EXECUTIVE CASH COMPENSATION

The following table sets forth the current base salaries provided to the Company’s principal executive officer, principal financial officer and other named executive officers.

Named Executive Officer *	Current Salary
David S. Haffner	$810,000
Matthew C. Flanigan	$326,500
Karl G. Glassman	$648,000
Paul R. Hauser	$311,300

Executive officers are also eligible to receive a bonus each year under the Company’s 2004 Key Officers Incentive Plan (filed as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2005). Bonuses are calculated pursuant to the Award Formula filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2006. The target percentages under this plan for the Company’s principal executive officer, principal financial officer and other named executive officers are as shown in the following table.

Named Executive Officer *	Target Percentage
David S. Haffner	70%
Matthew C. Flannigan	40%
Karl G. Glassman	60%
Paul R. Hauser	44%

*	Effective June 1, 2007 Felix E. Wright became an employee-consultant to the Company for a two-year period and no longer serves as an executive officer of the Company. Other than a pro rata bonus covering January through May 2007, Mr. Wright does not take part in the Company’s 2004 Key Officers Incentive Plan. Instead, in accordance with Section 9 of his employment agreement, his consulting payments will equal $873,116 for June 1, 2007 through May 31, 2008 and $698,492 for June 1, 2008 through May 31, 2009.